Exhibit 99.1
BigBear.ai Announces 21% Year-Over-Year Growth in Fourth Quarter 2022

•Total full year revenue achieved guidance and grew 6% year-over-year to $155.0 million; Analytics full year revenue grew 19% year-over-year
•Full year gross margin grew to 27.7%, an increase of 430 basis points from 23.4% for the year ended December 31, 2021. Analytics segment adjusted gross margin of 44% for the year ended December 31, 2022
•Net loss of $121.7 million for the year ended December 31, 2022, compared to $123.6 million for the year ended December 31, 2021, reflecting $53.5 million of non-cash goodwill impairment charges, $10.9 million of stock-based compensation expense, $4.2 million of restructuring charges, and $2.6 million of transaction expenses. Net loss of $46.0 million for the second half of the year ended December 31, 2022.
•Non-GAAP Adjusted EBITDA* of $(17.1) million for the year ended December 31, 2022; Achieved guidance with Adjusted EBITDA of $(6.5) million for the second half of the year ended December 31, 2022
•Closed a $25.0 million private placement transaction in January 2023, improving liquidity to execute on 2023 strategy and expanding public float
•2023 financial outlook provided of $155 million - $170 million in Revenue

COLUMBIA, MD – March 13, 2023 – BigBear.ai Holdings, Inc. (NYSE: BBAI) (“BigBear.ai” or the “Company”), a leader in AI-powered decision intelligence solutions, today announced financial results for the fourth quarter and full year ended December 31, 2022.

BigBear.ai CEO Mandy Long said, “Since I joined BigBear.ai in October 2022, we completed a full portfolio assessment, reduced our cost structure, recalibrated the business, and are focused on executing against our strategic plan. In the fourth quarter, we continued our mission of delivering clarity for the world’s most complex decisions with BigBear.ai’s advanced AI capabilities. This core strength, coupled with the actions we took to strengthen our financial position, enabled us to deliver on our 2022 revenue and Adjusted EBITDA targets, despite continued macroeconomic uncertainty. We are building momentum and positioning ourselves as a strong competitor for larger prime contracts.”

Long continued, “With our AI-powered decision intelligence solutions and more efficient operating structure, we are positioned to grow our footprint in key market categories – including global supply chains & logistics, autonomous systems, and cyber – and capitalize on our differentiators and the growing momentum in the field of artificial intelligence. We are focused on driving meaningful, sustainable long-term growth.”

*Refer to the “Non-GAAP Financial Measures” section in this press release.

Fourth Quarter 2022 Financial Highlights
•Revenue increased by 21% to $40.4 million, compared to $33.5 million for the fourth quarter of 2021, primarily driven by increased volume from key program wins in 2022, including the Global Force Information Management (GFIM) Phase 2 award from the U.S. Army
•Analytics revenue of $23.1 million increased by $6.5 million, or 39%, as compared to the same period in 2021, primarily driven by certain programs focused on supply chain optimization
•Gross margin of 29%, compared to 11% for the fourth quarter of 2021
•Segment adjusted gross margin of 47% for the Analytics segment, compared to 34% for the fourth quarter of 2021, driven by follow-on production awards won as a result of investments in lower margin prototype contracts made in the fourth quarter of 2021
•Net loss of $29.9 million, primarily a result of a non-cash goodwill impairment charge of $18.3 million in our Analytics segment, compared to a net loss of $114.8 million in the same period of 2021, primarily driven by $60.5 million of stock-based compensation expense that was recognized in connection with our merger transaction that occurred in the fourth quarter of 2021
•Non-GAAP Adjusted EBITDA* of $(2.5) million, including the impact of restructuring and cost savings actions completed in September 2022. This reflects continued improvement against non-GAAP Adjusted EBITDA of $(7.7) million and $(3.9) million in the second and third quarters of 2022, respectively
•Net cash used in operating activities was $(10.5) million, compared to $(6.4) million in the third quarter of 2022, driven primarily by the timing of our semi-annual $6.0 million interest payment in December and start-up costs incurred in advance of a contract that was awarded in the first quarter of 2023
•Ending backlog of $222 million

BigBear.ai CFO Julie Peffer said, “In the fourth quarter, we continued to realize benefits from our cost savings initiatives, and our revenue growth was driven by our higher margin Analytics segment which had a positive impact on profitability. Looking ahead, we anticipate substantially lower cash burn, and we believe our improved liquidity position, bolstered by a $25 million private placement that we closed in the first quarter of 2023, enables us to target growth investments judiciously. We remain committed to cost discipline and operational efficiency, and we are well positioned to deliver sustainable revenue growth in 2023.”

*Refer to the “Non-GAAP Financial Measures” section in this press release.

Financial Outlook

The following information and other sections of this release contain forward-looking statements, which are based on the Company’s current expectations. Actual results may differ materially from those projected. It is the Company’s practice not to incorporate adjustments into its financial outlook for proposed acquisitions, divestitures, changes in law, or new accounting standards until such items have been consummated, enacted, or adopted. For additional factors that may impact the Company’s actual results, refer to the “Forward-Looking Statements” section in this release.

For the year-ended December 31, 2023, the Company projects:
•Revenue between $155 million and $170 million
•Single Digit Negative Adjusted EBITDA*, in millions

Internal Controls
In connection with conducting an assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022, management identified a material weakness in internal controls over financial reporting related to the combination of inadequate segregation of duties and ineffective IT General Controls. As a result, the Company expects to report a material weakness in its Annual Report on Form 10-K for the year ended December 31, 2022. The Company believes that this will not result in any changes to the financial results presented in this release or otherwise have a significant impact on our consolidated financial statements.

The Company expects the remediation work to be completed this year.
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Summary of Results for the Fourth Quarter and Year to Date Periods Ended
December 31, 2022 and December 31, 2021
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
$ thousands (expect per share amounts)	2022	2021	2022	2021
Revenues	$40,357	$33,478	$155,011	$145,578
Cost of revenues	28,572	29,651	112,018	111,510
Gross margin	11,785	3,827	42,993	34,068
Operating expenses:
Selling, general and administrative	15,570	73,950	84,775	106,507
Research and development	1,199	1,875	8,393	6,033
Restructuring charges	2,641	—	4,203	—
Transaction expenses	454	—	2,605	—
Goodwill impairment	18,292	—	53,544	—
Operating loss	(26,371)	(71,998)	(110,527)	(78,472)
Interest expense	3,770	2,183	14,436	7,762
Net (decrease) increase in fair value of derivatives	(27)	33,353	(1,591)	33,353
Loss on extinguishment of debt	—	2,881	—	2,881
Other expense	7	1	19	—
Loss before taxes	(30,121)	(110,416)	(123,391)	(122,468)
Income tax (benefit) expense	(226)	4,378	(1,717)	1,084
Net loss	$(29,895)	$(114,794)	$(121,674)	$(123,552)

Basic and diluted net loss per share	$(0.23)	$(1.02)	$(0.95)	$(1.15)

EBITDA* and Adjusted EBITDA* for the Fourth Quarter and Year to Date Periods Ended
December 31, 2022 and December 31, 2021
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
$ thousands	2022	2021	2022	2021
Net loss	$(29,895)	$(114,794)	$(121,674)	$(123,552)
Interest expense	3,770	2,183	14,436	7,762
Income tax (benefit) expense	(226)	4,378	(1,717)	1,084
Depreciation and amortization	1,994	1,830	7,758	7,262
EBITDA	(24,357)	(106,403)	(101,197)	(107,444)
Adjustments:
Equity-based compensation	(295)	60,529	10,865	60,615
Net (decrease) increase in fair value of derivatives(1)	(27)	33,353	(1,591)	33,353
Restructuring charges(2)	2,641	—	4,203	—
Loss on extinguishment of debt(3)	—	2,881	—	2,881
Transaction bonuses(4)	—	1,089	—	1,089
Capital market advisory fees(5)	—	2,961	741	6,917
Termination of legacy benefits(6)	—	157	—	1,639
Management fees(7)	—	318	—	1,001
Non-recurring integration costs(8)	781	538	7,255	1,783
Commercial start-up costs(9)	—	2,245	6,490	3,018
Transaction expenses(10)	454	—	2,605	—
Goodwill impairment(11)	18,292	—	53,544	—
Adjusted EBITDA	$(2,511)	$(2,332)	$(17,085)	$4,852

(1)	The (decrease) increase in fair value of derivatives primarily relates to the changes in the fair value of certain Forward Share Purchase Agreements (FPAs) that were entered into prior to the closing of the Business Combination and were fully settled during the first quarter of 2022, as well as changes in the fair value of private warrants.
(2)	In the third and fourth quarters of 2022, the Company incurred employee separation costs associated with a strategic review of the Company’s capacity and future projections to better align the organization and cost structure and improve the affordability of its products and services. In addition, restructuring charges include an impairment of the right-of-use assets associated with certain underutilized real estate leases that we vacated during the fourth quarter.
(3)	Loss on extinguishment of debt consists of the derecognition of the remaining unamortized debt issuance costs related to the Antares Capital Credit Facility upon its settlement in December 2021.
(4)	Bonuses paid to certain employees related to the closing of the Business Combination.
(5)	The Company incurred capital market and advisory fees related to advisors assisting with the Business Combination.
(6)	In the third quarter of 2021, the Company elected to terminate certain legacy employee incentive benefits with final payments made in the fourth quarter of 2021.
(7)	Management and other related consulting fees paid to AE Partners. These fees ceased subsequent to the Business Combination.
(8)	Non-recurring internal integration costs related to the Business Combination.
(9)	Commercial start-up costs includes certain non-recurring expenses associated with tailoring the Company’s software products for commercial customers and use cases.
(10)	The Company incurred transaction expenses related to the acquisition of ProModel Corporation, which closed on April 7, 2022.
(11)	During the second and fourth quarters of 2022, the Company recognized non-cash goodwill impairment charges related to its Cyber & Engineering and Analytics business segments, respectively.
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Consolidated Balance Sheets as of
December 31, 2022 and December 31, 2021
(Unaudited)

$ in thousands	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$12,632	$68,900
Restricted cash	—	101,021
Accounts receivable, less allowance for doubtful accounts	30,091	28,605
Contract assets	1,312	628
Prepaid expenses and other current assets	10,300	7,028
Total current assets	54,335	206,182
Non-current assets:
Property and equipment, net	1,433	1,078
Goodwill	48,683	91,636
Intangible assets, net	85,685	83,646
Deferred tax assets	51	—
Right-of-use assets	4,638	—
Other non-current assets	483	780
Total assets	$195,308	$383,322

Liabilities and equity
Current liabilities:
Accounts payable	$15,422	$5,475
Short-term debt, including current portion of long-term debt	2,059	4,233
Accrued liabilities	13,366	10,735
Contract liabilities	2,022	4,207
Current portion of long-term lease liability	806	—
Derivative liabilities	—	44,827
Other current liabilities	2,085	541
Total current liabilities	35,760	70,018
Non-current liabilities:
Long-term debt, net	192,318	190,364
Long-term lease liability	5,092	—
Deferred tax liabilities	—	248
Other non-current liabilities	10	324
Total liabilities	233,180	260,954

Stockholders’ (deficit) equity:
Common stock	14	14
Additional paid-in capital	272,528	253,744
Treasury stock, at cost 9,952,803 shares at December 31, 2022 and — shares at December 31, 2021	(57,350)	—
Accumulated deficit	(253,064)	(131,390)
Total stockholders’ (deficit) equity	(37,872)	122,368
Total liabilities and stockholders’ (deficit) equity	$195,308	$383,322

Consolidated Statements of Cash Flows for the Year Ended
December 31, 2022 and December 31, 2021
(Unaudited)

	Year Ended December 31,
$ in thousands	2022	2021
Cash flows from operating activities:
Net (loss) income	$(121,674)	$(123,552)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	7,758	7,262
Amortization of debt issuance costs	2,302	679
Equity-based compensation expense	10,865	60,615
Goodwill impairment	53,544	—
Impairment of right-of-use assets	901	—
Non-cash lease expense	174	—
Provision for doubtful accounts	55	—
Deferred income tax (benefit) expense	(1,757)	1,042
Loss on extinguishment of debt	—	2,881
Net (decrease) increase in fair value of derivatives	(1,591)	33,353
Loss on sale of property and equipment	—	14
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(798)	(7,179)
(Increase) decrease in contract assets	(286)	1,947
Increase in prepaid expenses and other assets	(1,702)	(6,437)
Increase in accounts payable	9,942	2,744
(Decrease) increase in accrued liabilities	(5,121)	2,845
(Decrease) increase in contract liabilities	(3,740)	3,666
Increase in other liabilities	2,210	338
Net cash used in operating activities	(48,918)	(19,782)
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(4,465)	(224)
Purchases of property and equipment	(769)	(645)
Proceeds from disposal of property and equipment	—	6
Net cash used in investing activities	(5,234)	(863)
Cash flows from financing activities:
Repurchase of shares as a result of forward share purchase agreements	(100,896)	—
Proceeds from issuance of convertible notes	—	200,000
Repayment of term loan	—	(110,000)
Proceeds from short-term borrowings	2,059	9,233
Repayment of short-term borrowings	(4,233)	(5,000)
Proceeds from the Merger	—	101,958
Payment of Merger transaction costs	—	(9,802)
Payment of debt issuance costs to third parties	—	(5,527)
Payments for taxes related to net share settlement of equity awards	(67)	—
Net cash (used in) provided by financing activities	(103,137)	180,862
Net (decrease) increase in cash and cash equivalents and restricted cash	(157,289)	160,217
Cash and cash equivalents and restricted cash at the beginning of period	169,921	9,704
Cash and cash equivalents and restricted cash at the end of the period	$12,632	$169,921

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding BigBear.ai’s industry, future events, and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of BigBear.ai’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding; changes in government programs or applicable requirements; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; changes in our ability to successfully compete for and receive task orders and generate revenue under Indefinite Delivery/Indefinite Quantity contracts; potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics, such as the coronavirus outbreak; the identified material weakness in our internal controls over financial reporting (including the timeline to remediate the material weakness); increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors; the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that BigBear.ai presently does not know or that BigBear.ai currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BigBear.ai’s expectations, plans or forecasts of future events and views as of the date of this release. BigBear.ai anticipates that subsequent events and developments will cause BigBear.ai’s assessments to change. However, while BigBear.ai may elect to update these forward-looking statements at some point in the future, BigBear.ai specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA and Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of BigBear.ai’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare BigBear.ai’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time

EBITDA is defined as net (loss) before interest expense, income tax (benefit) expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for equity-based compensation, net (decrease) increase in fair value of derivatives, restructuring charges, loss on extinguishment of debt, transaction bonuses, capital market advisory fees, termination of legacy benefits, management fees, non-recurring integration costs, commercial start-up costs, transaction expenses and goodwill impairment. Similar excluded expenses may be incurred in future periods when calculating these measures. BigBear.ai believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. BigBear.ai believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing BigBear.ai’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA and Adjusted EBITDA as a non-GAAP performance measure which is defined in the accompanying tables and is reconciled to net (loss), the most directly comparable GAAP measure, in the tables above. The Company does not reconcile forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure (or otherwise describe such forward-looking GAAP measure) because it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no guidance for the Company’s net (loss) income or reconciliation of the Company’s Adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future net (loss) income.

We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables above.

Conference Call / Webcast Information

BigBear.ai will host its earnings results conference call and audio webcast (listen-only mode) on Monday, March 13, 2023 at 5:00 p.m. ET. The earnings conference call can be accessed by calling 877-485-3107 (toll-free) or 201-689-8427 (toll). The listen-only audio webcast of the call will be available on the BigBear.ai Investor Relations website: https://ir.bigbear.ai. For those who are unable to listen to the live event, a replay will be available for two weeks following the event by dialing 877-660-6853 (toll-free) or 201-612-7415 (toll) and entering the access code 13736713. To access the webcast replay, visit https://ir.bigbear.ai.

About BigBear.ai

BigBear.ai’s mission is to deliver clarity for the world’s most complex decisions. BigBear.ai’s AI-powered decision intelligence solutions are leveraged in three core markets, including global supply chains & logistics, autonomous systems and cyber. BigBear.ai’s customers, which include the US Intelligence Community, Department of Defense, the US Federal Government, as well as complex manufacturing, distribution, and healthcare, rely on BigBear.ai’s solutions to empower leaders to decide on the best possible scenario by creating order from complex data, identifying blind spots, and building predictive outcomes. Headquartered in Columbia, Maryland, BigBear.ai is a global, public company traded on the NYSE under the symbol BBAI. For more information, please visit: http://bigbear.ai/ and follow BigBear.ai on Twitter: @BigBearai.

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Contacts

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or
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